UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2013

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 18, 2013, the following matters were voted upon and approved by the shareholders of Huntington Bancshares Incorporated (Huntington) at its 2013 Annual Meeting of Shareholders:

					Broker
			Against/
		For	Withheld	Abstentions	Non-Votes
1.	Election of eleven directors to serve a one-year term expiring at the 2014 annual meeting:
	Don M. Casto III	592,825,390	13,676,014	29,413	120,231,074
	Ann (“Tanny”) B. Crane	598,289,133	8,212,271	29,413	120,231,074
	Steven G. Elliott	597,071,438	9,429,966	29,413	120,231,074
	Michael J. Endres	592,443,373	14,058,030	29,413	120,231,074
	John B. Gerlach, Jr.	583,861,687	22,639,716	29,413	120,231,074
	Peter J. Kight	595,294,384	11,207,019	29,413	120,231,074
	Jonathan A. Levy	597,914,133	8,587,271	29,413	120,231,074
	Richard W. Neu	598,368,393	8,133,010	29,413	120,231,074
	David L. Porteous	587,098,039	19,403,364	29,413	120,231,074
	Kathleen H. Ransier	588,368,768	18,132,636	29,413	120,231,074
	Stephen D. Steinour	585,443,620	21,057,783	29,413	120,231,074
2.	Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year 2013.	715,999,686	8,293,759	2,468,445
3.	Non-binding advisory vote upon a resolution to approve the compensation of executives as disclosed in Huntington’s Proxy Statement dated March 4, 2013.	573,249,660	29,329,176	3,950,614	120,232,440

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

April 23, 2013	By:	/s/ Donald R. Kimble

Name: Donald R. Kimble
Title: Senior Executive Vice President and Chief Financial Officer